                                                                   Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                           __________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                   New York                          13-3818954
       (Jurisdiction of incorporation           (I. R. S. employer
       if not a U. S. national bank)            identification No.)

           114 West 47th Street                      10036-1532
           New York,  New York                       (Zip Code)
           (Address of principal
           executive offices)


                           __________________________
                           STANADYNE AUTOMOTIVE CORP.
               (Exact name of ISSUER as specified in its charter)


                  Delaware                           22-2940378
       (State or other jurisdiction of           (I. R. S. Employer
       incorporation or organization)            Identification No.)

           92 Deerfield Road                            06095
              Windsor, CT                             (Zip code)
       Telephone (860) 525-0812


                           __________________________
                        PRECISION ENGINE PRODUCTS CORP.
             (Exact name of GUARANTORS as specified in its charter)


                  Delaware                           13-3500174
       (State or other jurisdiction of            (I. R. S. Employer
       incorporation or organization)             Identification No.)

           92 Deerfield Road                            06095
              Windsor, CT                             (Zip code)
       Telephone (860) 525-0812

                           __________________________
                            DSD INTERNATIONAL CORP.
             (Exact name of GUARANTORS as specified in its charter)


                         Delaware                  22-2953338
              (State or other jurisdiction of  (I. R. S. Employer
              incorporation or organization)   Identification No.)

                      92 Deerfield Road               06095
                         Windsor, CT                (Zip code)
                  Telephone (860) 525-0812


    (Address, including zip code, and telephone number, including area code, of guarantor's principal executive offices)

                           __________________________
              Series B 10 1/4% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)

                                    GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
          (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Stanadyne Automotive Corp. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS


                        T-1.1  --   Organization Certificate, as amended,
                        issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

                        T-1.2  --   Included in Exhibit T-1.1.
                        T-1.3  --   Included in Exhibit T-1.1.

16. LIST OF EXHIBITS
                        (cont'd)


                        T-1.4  --   The By-Laws of United States Trust Company
                        of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

                        T-1.6  --   The consent of the trustee required by
                        Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

                        T-1.7  --   A copy of the latest report of condition of
                        the trustee pursuant to law or the requirements of its supervising or examining authority.



NOTE

As of January 21, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of January, 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /s/ Margaret Ciesmelewski
     Margaret Ciesmelewski
     Assistant Vice President

                                                        EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK




By: /S/Gerard F. Ganey
   Senior Vice President

                                                                EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1997
                                ($ IN THOUSANDS)


<Capton>
ASSETS

Cash and Due from Banks                                  $  116,582

Short-Term Investments                                      183,652

Securities, Available for Sale                              691,965

Loans                                                     1,669,611
Less:  Allowance for Credit Losses                           16,067
                                                         ----------
    Net Loans                                             1,653,544
Premises and Equipment                                       61,796
Other Assets                                                125,121
                                                         ----------
    TOTAL ASSETS                                         $2,832,660
                                                         ==========

LIABILITIES

Deposits:
    Non-Interest Bearing                                 $  541,619
    Interest Bearing                                      1,617,028
                                                         ----------
      Total Deposits                                      2,158,647

Short-Term Credit Facilities                                365,235
Accounts Payable and Accrued Liabilities                    141,793
                                                         ----------
    TOTAL LIABILITIES                                    $2,665,675
                                                         ==========

STOCKHOLDER'S EQUITY

Common Stock                                                 14,995
Capital Surplus                                              49,542
Retained Earnings                                            99,601
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                            2,847
                                                         ----------
TOTAL STOCKHOLDER'S EQUITY                                  166,985
                                                         ----------
  TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                                  $2,832,660
                                                         ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.







Richard E. Brinkmann, SVP & Controller

November 13, 1997